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STREAMLINE HEALTH SOLUTIONS, INC.
10200 Alliance Road, Suite 200
Cincinnati, Ohio 45242-4716

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2007

To the Stockholders of Streamline Health Solutions, Inc.:

You are cordially invited to attend the Annual Meeting of the Stockholders of Streamline Health Solutions, Inc. to be held on May 23, 2007, at 9:30 a.m., Eastern Time, at the offices of Streamline Health Solutions, Inc., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242-4716, for the following purposes:

1.	Election of five directors each to hold office until a successor is duly elected and qualified at the 2008 Annual Meeting of Stockholders or otherwise or until any earlier removal or resignation;

2.	To transact any and all other business that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 2, 2007 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

Paul W. Bridge, Jr.
Chief Financial Officer & Secretary
Cincinnati, Ohio
April 7, 2007

IMPORTANT

A proxy statement and proxy are submitted herewith. As a stockholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend the Annual Meeting in person. The enclosed envelope for the return of the proxy requires no postage if mailed in the USA. Stockholders of record attending the meeting may personally vote on all matters that are considered in which event the signed proxies are revoked. It is important that your shares be voted. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in mailing your proxy promptly.

STREAMLINE HEALTH SOLUTIONS, INC.
10200 Alliance Road, Suite 200
Cincinnati, Ohio 45242-4716

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors (“Board”) of Streamline Health Solutions, Inc., a Delaware corporation (“the Company” or “Streamline Health®”), for use at the 2007 annual meeting of stockholders of the Company (“Annual Meeting”). The Annual Meeting will be held on May 23, 2007 at 9:30 a.m., Eastern Time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of Streamline Health Solutions, Inc., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242-4716. All holders of record of the Company’s common stock, par value $.01 per share (“Common Stock”), on April 2, 2007, the record date, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, the Company had 9,211,399 shares of Common Stock outstanding and entitled to vote. A majority, or 4,605,700, of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

The proxy card, this Proxy Statement, and the Company’s fiscal year 2006 Annual Report on Form 10-K will be mailed to stockholders on or about April 20, 2007.

Voting Rights and Solicitation of Proxies

Stockholders are entitled to one vote for each share of Common Stock held. Shares of Common Stock may not be voted cumulatively.

The shares represented by all properly executed proxies which are timely sent to the Company will be voted as designated and each proxy not designated will be voted affirmatively. Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before the shares subject to the proxy are voted by notifying the Corporate Secretary of the Company in writing or by attendance at the meeting and voting in person.

The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of the Company by personal interview, telephone, or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of the shares and will reimburse such brokers and nominees for the reasonable expenses incurred in forwarding the materials to such beneficial owners.

The Company’s bylaws provide that the holders of a majority of all of the shares of Common Stock issued, outstanding, and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares that are voted “FOR”, “AGAINST” or “WITHHELD”, as applicable, with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter. If a broker, bank, custodian, nominee, or other record holder of shares indicates on a proxy that it does not have the discretionary authority to vote certain shares on a particular matter (“broker non-vote”), then those shares will not be considered entitled to vote with respect to that matter, but will be counted in determining the presence of a quorum.

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy how the shares are to be voted with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If the stockholder fails to so specify, except for broker non-votes, the shares will be voted “FOR” the election of the Board’s nominees as directors.”

J. Brian Patsy, a director and the co-founder of the Company, and the four other directors of the Company, and the Named Executive Officers, together beneficially own 1,245,869 shares of Common Stock. Messrs. Patsy, Levy, Phillips, Turner and VonderBrink, have each indicated that they intend to vote for the election of all those nominated by the Board for election as directors. For information regarding the ownership of Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see “Stock Ownership by Certain Beneficial Owners and Management.”

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting at the offices of Streamline Health Solutions, Inc., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242-4716, on May 23, 2007, and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:00 p.m. Eastern Time, at the office of the Company.

PROPOSAL — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five directors, comprising the entire membership of the Board, each to hold office until a successor is duly elected and qualified at the 2008 annual meeting of stockholders of the Company or otherwise or until any earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the five nominees recommended by the Board, unless the proxy is marked in such a manner as to withhold authority to vote. All nominees standing for reelection are currently serving as members of the Board and have consented to continue to serve. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable or unwilling to serve as a director. The Company has not implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. All directors attended the 2006 Annual Meeting and it is the current expectation that all Directors standing for reelection will attend the 2007 Annual Meeting.

Provided a quorum is duly constituted at the Annual Meeting, the affirmative vote by the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to approve the election of directors. A broker non-vote and a withheld vote are not counted for purposes of electing the directors and will have no effect on the election. The Company’s Chief Financial Officer, will serve as the inspector of election for the election of the directors.

Nominees For Election As Directors

The following incumbent directors are being nominated by the Board for reelection to the Board: Richard C. Levy, M.D., J. Brian Patsy, Jonathan R. Phillips, Andrew L. Turner and Edward J. VonderBrink.

Richard C. Levy, age 60, was appointed to the Board in January 2001. He currently serves as a Professor at the University of Cincinnati, a position that he has held since 1984, and where he was the founding Chairman of the Department of Emergency Medicine. Dr. Levy is President of Medical Reimbursement, Inc., a privately held physician reimbursement company that he founded in 1984. He also serves as Chief Financial Officer of Vanguard Medical, Inc., a specialty practice group.

J. Brian Patsy, age 55, is a co-founder of the Company and has served as President and Director of the Company or its predecessor since the Company’s or its predecessor’s inception in October, 1989. Mr. Patsy was appointed Chairman of the Board and Chief Executive Officer in March 1996. Mr. Patsy has over 33 years of experience in the information technology industry.

Jonathan R. Phillips, age 34, is the founder of Healthcare Growth Partners, a provider of strategic and financial advisory services to healthcare technology companies. He has served as the Managing Director since its founding in 2005. Prior to founding Healthcare Growth Partners, Mr. Phillips was a member of the Healthcare Investment Banking Group at William Blair and Company, LLC, where he provided financial advisory services to healthcare growth companies in the areas of mergers and acquisitions and equity offerings, including initial public offerings, secondary offerings and private placements. At William Blair, Mr. Phillips was a Vice President from 2002 to 2005 and an Associate from 2000 to 2001. Prior to William Blair, he served in various roles in the healthcare practice of Deloitte Consulting for more than four years where he provided strategic consulting to healthcare providers and other organizations.

Andrew L. Turner, age 60, was appointed to the board in November 2006. He currently serves as Chairman of the Board of EnduraCare Therapy Management, Inc. (formerly known as EnduraCare, LLC), a provider of rehabilitation and therapy management services founded by Mr. Turner in 2000. Mr. Turner has also been a director of Watson Pharmaceuticals, Inc. since 1997, where he has served as Chairman of the Audit Committee and is currently the Chairman of the Governance and Nominating Committee and a Director of The Sports Club Company, Inc., an upscale workout company, since 1994. From 1989 until August 2000, Mr. Turner served as Chairman of the Board and Chief Executive Officer of Sun Healthcare Group, Inc., a health care services provider.

Edward J. VonderBrink, CPA, age 62, is the retired Southeast Area Managing Partner of Grant Thornton LLP, Certified Public Accountants. Mr. VonderBrink began his career with Grant Thornton in 1967, became a partner in 1977, and served in such capacity until his retirement in 1999. He then became Director of the Entrepreneurial Center of Xavier University, in Cincinnati, OH from 2000 to 2004. He is currently an independent consultant to closely held businesses with emphasis on strategic planning. Mr. VonderBrink is a Certified Public Accountant.

The Board of Directors has determined that Dr. Levy, Mr. Phillips, Mr. Turner and Mr. VonderBrink are “Independent Directors” as defined by Item 407(a)(1)(i) of Regulation S-K as that term is currently defined in The NASDAQ Stock Market, Inc. Marketplace Rules.

There are no family relationships among any of the above named nominees for director or among any of the nominees and any executive officers of the Company.

The Board recommends a vote “FOR” the election of each of the nominees.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors, including the management director, by sending a letter to Streamline Health Solutions, Inc. Board of Directors, c/o Corporate Secretary, 10200 Alliance Road, Suite 200, Cincinnati, OH 45242-4716. All communications directed to the Board of Directors will be transmitted promptly to all of the directors without any editing or screening by the Corporate Secretary.

Board of Directors Meetings and Committees

The Board met eleven times during fiscal year 2006. Standing committees of the Board currently include an audit committee and a compensation committee.

The Board does not have a nominating committee as the Board of Directors has determined that it is not necessary and would have no direct benefit, at this time, because of the small size of the Company. All nominees for election of directors at the 2007 Annual Meeting were nominated by the unanimous consent of the current Board, including all of the independent Directors. The Board does not have a formal policy for the consideration of Director candidates proposed by shareholders.

In fiscal year 2006, all current directors attended all meetings of the Board and all committee meetings of the committees on which such directors served during the period, for which each such director has been a director, except for one Director who was unavailable for one Board meeting. Accordingly, all directors attended more than 75% of such meetings.

The independent directors, Messrs. VonderBrink (Chairman), Levy, Phillips and Turner, are presently the members of the Audit Committee. The Audit Committee, which operates under a Charter approved by the Board of Directors which can be found at the Company’s web site at www.streamlinehealth.net. The Audit Committee met separately as a committee two times during fiscal year 2006. The Audit Committee also met as part of the whole Board of Directors to review each of the Company’s quarterly and annual financial statements filed on Form 10-Q or Form 10-K with management, prior to the filing of those reports with the Securities and Exchange Commission and the Audit Committee Chairman separately discusses the Company’s financial reports with the auditors on a regular basis before such reports are filed with the Securities and Exchange Commission. The Audit Committee’s functions include the engagement of the Company’s independent registered public accounting firm, review of the results of the audit engagement and the Company’s financial results, review of the Company’s financial statements by the independent registered public accounting firm and their opinion thereon, review of the auditors’ independence, review of the effectiveness of the Company’s internal controls and similar functions and approval of all auditing and non-auditing service performed by the independent registered public accounting firm for the Company. The Board of Directors has determined that Mr. VonderBrink is an audit committee financial expert for the Company. See “Nominees For Election As Directors” for the biographical information of Mr. VonderBrink

The Audit Committee has established procedures through which confidential complaints may be made by employees, directly to the Chairman of the Audit Committee, regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in the Company’s Securities and Exchange Commission filings that are not accurate; violations of the Company’s Code of Conduct and Ethics; or any other matters.

The independent directors, Messrs. Levy (Chairman), Phillips, Turner and VonderBrink, are presently the members of the Compensation Committee. The Compensation Committee does not have a formal written Charter but retains full authority to determine all compensation matters for the Named Executive Officers. The Compensation Committee met one time during fiscal year 2006. The Compensation Committee reviews the performance of and establishes the salaries and all other compensation of the Company’s Named Executive Officers. The Compensation Committee also administers the Company’s 2005 Incentive Compensation Plan and is responsible for recommending grants of Equity Awards under the plan, subject to the approval of the Board.

The independent directors of the Board periodically meet in executive session as part of regularly scheduled Board Meetings and no presiding director has been designated to conduct the “Executive Sessions”.

Code of Conduct and Ethics

The Board of Directors has adopted the Streamline Health Solutions, Inc. Code of Conduct and Ethics which applies to all directors, officers, (including its chief executive officer, chief operating officer chief financial officer, controller, and any person performing similar functions) and employees. The Company has made the Code of Conduct and Ethics available on its web site at http//www.streamlinehealth.net.

STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 2, 2007, with respect to the beneficial ownership of Common Stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of Common Stock; (ii) each director and each nominee for director; (iii) each Named Executive Officer listed in the Summary Compensation Table; and (iv) all directors and current Named Executive Officers as a group.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner[1]	Ownership	of Class[2]

The HillStreet Fund, L.P.[3]	750,000	7.5%
300 Main Street Cincinnati, Ohio 45202
Eric S. Lombardo	1,860,000	20.1%
7173 Royalgreen Drive Cincinnati, Ohio 45244
Sharon B. Patsy[4]	1,044,560	11.3%
5019 Parkview Court Centerville, OH 45458
J. Brian Patsy[5]	1,128,124	12.2%
10200 Alliance Road, Suite 200 Cincinnati, Ohio 45242-4716
Richard C. Levy, M.D.[6]	51,666	*
Jonathan R. Phillips[7]	13,933	*
Andrew L. Turner[8]	3,000	*
Edward J. VonderBrink[9]	15,833	*
William A. Geers[10]	65,334	*
Paul W. Bridge, Jr.[11]	145,296	1.6%
Donald E. Vick, Jr.[12]	28,849	*
All current directors and Named Executive Officers as a group (8 persons)	1,452,035	15.4%

*	Represents less than 1%.

[1]	Unless otherwise indicated below, each person listed has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. For purposes of this table, shares subject to stock options or warrants are considered to be beneficially owned if by their terms they may be exercised as of the date of mailing of this Proxy Statement or if they become exercisable within sixty days thereafter.

[2]	These percentages assume the exercise of certain currently exercisable stock options and warrants.

[3]	In 1998, the Company issued a warrant to purchase 750,000 shares of Common Stock of the Company at $3.87 per share in connection with obtaining a loan from The HillStreet Fund, L.P. The loan has been repaid but the warrant remains outstanding and can be exercised at any time through July 16, 2008.

[4]	Sharon B. Patsy disclaims beneficial ownership of the shares owned by J. Brian Patsy.

[5]	J. Brian Patsy disclaims beneficial ownership of the shares owned by Sharon B. Patsy.

[6]	Includes 30,000 shares owned by Dr. Levy and 21,666 shares that are issuable upon the exercise of currently exercisable options.

[7]	Includes 5,600 shares owned by Mr. Phillips and 8,333 shares that are issuable upon the exercise of currently exercisable options.

[8]	Includes 3,000 shares owned by Mr. Turner.

[9]	Includes 7,500 shares owned by Mr. VonderBrink and 8,333 shares that are issuable upon the exercise of currently exercisable options.

[10]	Includes 65,334 shares that are exercisable by Mr. Geers upon the exercise of currently exercisable options. Mr. Geers was appointed a Named Executive Officer of the Company in December 2004. See “Executive Compensation — Employment Agreements.”

[11]	Includes 45,000 shares held in trust for the benefit of Mr. Bridge’s wife of which Mr. Bridge is a contingent beneficiary of the trust, 1,600 shares held in trust for the benefit of Mr. Bridge, 21,696 shares, which were acquired in the open market and through participation in the 1996 Employee Stock Purchase Plan and are held of record by Mr. and Mrs. Bridge as joint tenant in common with the right of survivorship, and 77,000 shares that are issuable upon the exercise of currently exercisable options. Mr. Bridge may be deemed to be the beneficial owner of all such shares and shares investment power with Mrs. Bridge with respect to 21,696 shares. Mr. Bridge was appointed a Named Executive Officer of the Company in January 2001. See “Executive Compensation — Employment Agreements.”

[12]	Includes 3,349 shares held of record by Mr. and Mrs. Vick as joint tenant in common with the right of survivorship and 25,500 shares that are issuable upon the exercise of currently exercisable stock options. Mr. Vick may be deemed to be the beneficial owner of 3,349 and shares investment power with Mrs. Vick. Mr. Vick was appointed a Named Executive Officer of the Company in February 2002. See “Executive Compensation — Employment Agreements.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee.  All compensation for the Named Executive Officers of the Company is determined by the Compensation Committee of the Board of Directors which is composed only of Independent Directors. The Compensation Committee is charged with responsibility for reviewing the performance and establishing the total compensation of the Company’s Named Executive Officers on an annual basis. The Committee often discusses compensation matters as part of regularly scheduled Board meetings and among the Committee members outside of regularly scheduled meetings. The Compensation Committee administers the Company’s 2005 Incentive Compensation Plan and the Company’s 1996 Stock Purchase Plan and is responsible for recommending grants of equity awards under the 2005 Incentive Compensation Plan to the Board of Directors for approval. The Chief Executive of the Company annually makes recommendations to the Compensation Committee regarding Base Salary, Non-equity Incentive Plan compensation and Equity Awards., which recommendations are considered by the Compensation Committee, however, the Committee retains full discretion and authority over the final compensation decisions for the Named Executive Officers. The Compensation Committee does not have a formal written charter.

The Compensation Committee has full authority to engage independent compensation consultants. The Committee has in the past, and may in the future, directly commission compensation studies from such consultants to provide benchmark and other data to be used by the Compensation Committee in determining the compensation and benefits for the Named Executive Officers. The Compensation Committee does not obtain such compensation studies on an annual basis and, in 2006, the Committee did not use any current benchmark data in setting compensation for the Named Executive Officers.

Compensation Philosophy and Objectives.  The Compensation Committee believes that compensation for the Named Executive Officers should be based on the performance of the Company. Because the Company is small, the performance of the Named Executive Officers directly affects all aspects of the Company’s results. Therefore, the Compensation Committee has not adopted or utilized individual performance measures in establishing compensation for the Named Executive Officers. The Compensation Committee also considers the Company’s industry and geographic location norms in determining the various elements and amounts of compensation for the Named Executive Officers.

The Compensation Committee believes that several factors are critical to the future success of the Company. These factors include the quality, appropriate skills and dedication of the Named Executive Officers.

The Compensation Committee’s compensation objectives are to attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of the shareholders. To do this, the

Company must offer a competitive total compensation package consisting of: Base Salary, annual Non-equity Incentive Compensation opportunities, long-term incentives in the form of Equity Awards, and employee benefits.

Compensation Structure.  The Total Targeted Cash Compensation, which includes Base Salary and Non-equity Incentive Compensation, is intended to be an incentive for the Named Executive Officers to achieve above normal financial results at the Company level and to appropriately compensate the Named Executive Officers for successfully achieving such Company performance. All of the elements of the Company’s executive compensation program are designed to deliver both year-to-year and long-term shareholder value increases. A significant portion of the executives’ compensation is at-risk, vests over time, and is tied directly to the Company’s short-term and long-term success.

The Named Executive Officer Non-equity Incentive Compensation is based the Company’s operational performance which the Compensation Committee believes reflects the ability of the Named Executive Officer to increase shareholder value in both the short-term and long-term. The individual amounts and mix of compensation elements are established based on the determination of the Committee as to whether each particular element provides an appropriate incentive for expected performance that would enhance shareholder value. These elements include performance factors related to financial, operational and strategic goals established for the Named Executive Officers each year; the nature, scope and level of each Named Executive Officer’s responsibility; and the Company’s financial results especially growth in revenues and operating profit.

The Committee also considers each Named Executive Officer’s current salary and prior-year incentive compensation along with the appropriate balance between long-term and short-term incentives.

Key elements of Executive Compensation.

Base Salaries.  Salaries are established based on the individual responsibilities of the Named Executive Officers in the competitive marketplace in which the Company operates at levels necessary to attract and retain the executive. Base salaries are reviewed annually and adjusted periodically to take into account promotions, increases in responsibility, inflation and increased experience and competitive compensation levels as recommended by the Chief Executive Officer with respect to the other named Executive Officers.

In fiscal year 2006, the Compensation Committee established the Base Salary for each of the Named Executive Officers as follows: Mr. Patsy, the Chief Executive Officer, $244,519; Mr. Bridge, the Chief Financial Officer, $171,156; Mr. Geers, the Chief Operating Officer, $199,500; and Mr. Vick, the Controller, $101,790. These increases were 5% for each of the Named Executive Officers except for Mr. Vick, which was 13%, of the Named Executive Officers’ 2005 Base Salaries. These increases were based on inflationary factors, and, in the case of Mr. Vick, increased responsibilities.

Non-equity Incentive Compensation.  Annually, the Compensation Committee establishes a Non-equity Incentive Compensation Plan, a “pay for performance plan,” to incent and reward superior Company performance for the forthcoming fiscal year. The cash payments under this plan are paid quarterly based on a predetermined formula if the financial performance objectives required by the plan are met. The plan has a minimum threshold below which no Incentive Compensation is earned and has no upper limit on the amount that can be earned. The Compensation Committee sets the financial objectives in the plan at levels which the Committee believes are achievable, but not assured, and they are in line with both the short-term and long-term interests of the shareholders.

The 2006 Non-equity Incentive Compensation Plan target was set to achieve a specific dollar amount of operating profit for each quarter and for the fiscal year as a whole. The 2006 plan provided for the payment to the Named Executive Officers of “target payouts” based in dollars, which payouts can be earned upon achieving 100% of the Company’s targeted operating profit as established by the Compensation Committee. Participating executives were entitled to a payment of 100% of the specified amount of the “target payout” if the Company achieved 100% of the targeted operating profit. If the Company’s operating profit was less than 100% of the target, then the Named Executive Officers would receive reduced payouts, provided that the Company’s actual operating profit must be greater than 80% of the targeted operating profit for any payouts to be made. At greater than 80% but less than 100% of the targeted operating profit, the payments are reduced, based on an acceleration factor. For example, achieving 90% of the targeted operating profit would result in the payment of only 25% of the target payout. If the Company achieved 80% or less of the targeted operating profit, no payout could be earned under the plan. If the Company exceeded 100% of the targeted operating profit, then the payout to the Named Executive Officers would be increased by an accelerated bonus percentage. For example, if the Company exceeded the targeted operating profit or revenues by 100%, then the payout earned would be 225% of the respective “target payout”. There is no upper limitation of the potential payout amount for exceeding the targeted amount of operating profit. The Compensation Committee establishes the target payout for each Named Executive Officer, with the Chief Executive Officer able to earn the largest target payout, but the payout percentage is the same for each Named Executive Officer so that all of the Named Executive Officers bear the same potential risk and benefit from the Company’s actual performance.

In 2006, the Company achieved at least 80% of its targeted operating profit in each of the first three fiscal quarters, but the Company did not achieve 80% of the annual operating profit target. The Compensation Committee determined, in its discretion, that the quarterly payments made to the Named Executive Officers in the first three quarters were warranted and therefore, required no reductions or repayments of the first three quarterly payments. The 2006 payments under this plan to the Named Executive Officers were as follows: Mr. Patsy, $45,500; Mr. Bridge, $19,500; Mr. Geers, $32,500; and Mr. Vick, $9,750. Such amounts represent 65% of the targeted pay out had the Company achieved 100% of its targeted operating profit.

The Compensation Committee is in the process of establishing the Non-equity Incentive Compensation Plan for the Named Executive Officers for fiscal year 2007. The Compensation Committee intends that the plan will be structured substantially similar to the 2006 plan, although the Company performance targets will be based on both operating profits and revenues. The Named Executive Officers will be able to earn payouts if either performance target is met, but will be able to earn their full target payout only if the Company achieves 100% of both target operating profit and target revenues. The specific targets and percentages have not yet been determined.

Long-term Equity Awards.  The Compensation Committee makes recommendations to the full board regarding the granting of Equity Awards under the Company’s 2005 Incentive Compensation Plan. The Compensation Committee has the ability and flexibility under the 2005 Incentive Compensation Plan to determine from time to time the specific type of award and the related terms and conditions related thereto that the Committee believes are best designed at that time to provide a strong incentive for superior performance and continued service to the Company. The 2005 Incentive Compensation Plan provides for grants of stock options, stock appreciation rights and shares of restricted stock. The Compensation Committee believes that properly structured and timed long-term equity awards can encourage executive retention as such awards can be made subject to vesting, performance achievement over time or other achievement or termination provisions. Long-term equity awards should be given to executive officers and other employees who successfully demonstrate a capacity for contributing directly to the success of the Company.

The Compensation Committee does not currently have a policy for the automatic awarding of Equity Awards to the Named Executive Officers or other employees of the Company. Grants are made periodically, based on individual past performance, and other criteria deemed relevant by the Compensation Committee at the time awards are made. The Compensation Committee, in its discretion, decided not to grant any Equity Awards to the Named Executive Officers in 2006, although awards of stock options have been made to some of the Named Executive Officers from time to time in the past. The Compensation Committee has, to date, not granted any Equity Awards to Mr. Patsy, the Chief Executive Officer, in light of his existing substantial equity ownership in the Company.

Benefits.  The Company provides Group Life Insurance, Health and Dental Care Insurance, Employee Stock Purchase Plan Discounts, Long-term Disability Insurance, 401(K) Plan matching contributions and similar benefits to all employees, including the Named Executive Officers. These benefits do not discriminate in scope, terms or operation in favor of the Named Executive Officers.

Perquisites.  The Company provides Messrs. Patsy, Bridge and Geers with an annual automobile allowance that the Compensation Committee believes is reasonable, competitive and consistent with the Company’s overall executive compensation program. The automobile allowance and all other benefits that could be considered perquisites amount to less than $10,000 per year for each Named Executive Officer individually.

Employment and Indemnification Agreements.  The Company has employment agreements with each of its Named Executive Officers. Those agreements provide each Named Executive Officer with certain benefits upon termination of employment as discussed below. The Company has also entered into indemnification agreements with each of its Named Executive Officers and directors. Each indemnification agreement provides that the Company will indemnify the covered individual to the full extent permitted by Delaware law. The indemnification agreement also requires the Company to maintain directors and officers insurance coverage substantially equivalent to the Company’s current coverage of $9,000,000, provided that the costs of maintaining such insurance becomes substantially disproportionate to the coverage obtained and that such insurance is reasonably available to the Company.

Mr. Patsy’s Employment Agreement.  The Company has entered into an employment agreement with Mr. Patsy, the Company’s Chief Executive Officer. The agreement covers the period February 1, 2007 through January 31, 2008, with provisions for automatic annual renewals and contains the provisions described below and other usual and customary provisions found in executive employment agreements. The agreement provides that he will serve as the Company’s President and/or Chief Executive Officer throughout the term of the agreement, his base salary will be $244,519, subject to annual adjustment at the discretion of the Compensation Committee, which adjustment has not been determined for 2007. If his employment is terminated for reasons other than Good Cause, Death or Disability, he will receive severance equal to twelve months total compensation, including base compensation and the higher of the Non-equity Incentive Plan Awards paid in the prior year or earned in the current fiscal year to date all of which shall be paid within 90 days following termination. He is also eligible to receive without cost all employee benefits including Health Care to the same extent and at the same levels as other executives are then participating for a period of two years from the date of termination. The current estimated annual cost of these employee benefits is $28,556, and the total cost to the Company upon termination in such events would be $325,175 based upon his Base Salary and Non-Equity Incentive Compensation in 2006. He will be subject to a non-compete provision for a period of one year following termination of employment, which period may be extended for an additional year at the discretion of the Company upon payment of additional severance equal in amount to the first severance payment.

In addition, Mr. Patsy’s employment agreement provides that in the event of a change of control the agreement will automatically be extended for one year from the date of the change in control. In the event of termination by the Board without good cause, or if Mr. Patsy terminates his employment agreement due to a material reduction in his duties or compensation or if his employment agreement is terminated within one year after a change in control, he will be entitled to all of the severance benefits noted above. The employment agreement also provides that during the term of the agreement, and for a period of two years thereafter Mr. Patsy will not compete with the Company in the healthcare information systems industry, including serving as an employee, officer, director, consultant, stockholder, or general partner of any entity other than the Company. In addition, Mr. Patsy will agree to assign to the Company all of his interest in any developments, discoveries, inventions, and certain other interests developed by him during the course of employment with the Company, and not to use or disclose any proprietary information of the Company at any time during or after the course of employment with the Company.

Mr. Bridge’s Employment Agreement.  The Company has entered into an employment agreement with Mr. Bridge, the Company’s Chief Financial Officer. The agreement covers the period February 1, 2007 through January 31, 2008, with provisions for automatic annual renewals and contains the provisions described below and other usual and customary provisions found in executive employment agreements. The agreement provides that he will serve as the Company’s Chief Financial Officer throughout the term of the agreement; his base salary will be $171,156, subject to annual adjustment at the discretion of the Compensation Committee, which adjustment has not been determined for 2007. If his employment is terminated for reasons other than Good Cause, Death or Disability, he will receive severance equal to seventy-five percent times the then current total compensation, including base compensation and seventy-five percent of the higher of the Non-equity Incentive Plan Awards paid in the prior fiscal year or earned in the then current fiscal year to date, all of which shall be paid within 90 days following termination. He will also be subject to a non-compete provision for a period of one year following termination of employment. In the event that, within twelve months of a change in control, his employment is terminated, he will receive a lump sum payment equal to seventy-five percent of his then current salary and all stock options granted shall immediately vest in full. The total cost to the Company upon termination in such events would be $152,456 based upon his Base Salary and Non-Equity Incentive Compensation in 2006, and the Company’s closing stock price of $5.64 per share on January 31, 2007, the last day of the Company’s 2006 fiscal year.

Mr. Geer’s Employment Agreement.  The Company has entered into an employment agreement with Mr. Geers, the Company’s Chief Operating Officer. The agreement covers the period February 1, 2007 through January 31, 2008, with provisions for automatic annual renewals and contains the provisions described below and other usual and customary provisions found in executive employment agreements. The agreement provides that he will serve as the Company’s Vice President Product Development and Chief Operating Officer throughout the term of the agreement, his base salary will be $199,500, subject to annual adjustment at the discretion of the Compensation Committee, which adjustment has not been determined for 2007. If his employment is terminated for reasons other than Good Cause, Death or Disability, he will receive severance equal to sixty percent times the then current total compensation, including base compensation and sixty percent of the higher of the Non-equity Incentive Plan Awards paid in the prior fiscal year or earned in the then current fiscal year to date all of which shall be paid within 90 days following termination. He will also be subject to a non-compete provision for a period of one year following termination of employment. In the event that, within twelve months of a change in control, his employment is terminated, he will receive a lump sum payment equal to sixty percent of his then current salary and all stock options granted shall immediately vest in full. The total cost to the Company upon termination in such events would be $147,763 based upon his Base Salary and Non-Equity Incentive Compensation in 2006, and the Company’s closing stock price of $5.64 per share on January 31, 2007, the last day of the Company’s 2006 fiscal year.

Mr. Vick’s Employment Agreement.  Mr. Vick, the Company’s Controller, upon his initial employment with the Company, entered into a standard employment agreement that all Company employees enter into. The agreement has no term and the Company, at will, upon 14 day’s prior written notice, can terminate employment. The agreement contains usual and customary provisions related to compensation, employee benefits, and nondisclosure of trade secrets, research and development, restrictions on employment by a competitor, solicitation of Company employees or customers and return of company property. The agreement provides that he will serve as the Company’s Controller for the period February 1, 2006 through January 31, 2007; his base salary will be $101,790, subject to annual adjustment at the discretion of the Compensation Committee, which adjustment has not been determined for 2007. Mr. Vick’s employment agreement does not provide any additional compensation upon his termination, whether or not in connection with a change in control of the Company. However, the terms of Mr. Vick’s stock options would result in the accelerated vesting of his unvested stock options in the event of a change in control.

Section 162(m).  Based on the Compensation Committee’s past compensation practices, the Committee does not currently believe that Section 162 (m) of the Internal Revenue Code, which limits the deductibility of executive compensation in certain events, will adversely affect the Company’s ability to obtain a tax deduction for compensation paid to its Named Executive Officers.

Nonqualified Deferred Compensation.  The Company has no deferred compensation plans for its Named Executive Officers or any other employees. However, the American Jobs Creation Act of 2004 which was signed into law on October 22, 2004, changed the tax rules applicable to nonqualified deferred compensation arrangements and, in certain circumstances, may apply to equity awards, severance payments and other forms of compensation that may constitute deferred compensation for purposes of Section 409A. While the final regulations under Section 409A of the Internal Revenue Code have not yet become effective, the Company believes it is operating in good faith compliance with the statutory provisions, which became effective January 1, 2005.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management, as well as the accompanying tables set forth below. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007. This report is provided by the following Independent Directors who currently comprise the Compensation Committee, although Mr. Turner only first joined the Compensation Committee upon his appointment to the Board of Directors in November, 2006 and he took no part in the 2006 compensation decisions for the Named Executive Officers.

The Compensation Committee

Richard C. Levy, M.D., Chairman
Jonathan R. Phillips
Edward J. VonderBrink
Andrew L. Turner

Summary of Cash and Certain Other Compensation

The following table is a summary of certain information concerning the compensation earned during the last fiscal year by the Company’s Chief Executive Officer Chief Financial Officer and the Company’s two other current Named Executive Officers. These four individuals are collectively referred to herein as the “Named Executive Officers.”

Summary Compensation Table for 2006

			Non-Equity
			Incentive
			Plan	All Other
		Salary[1]	Compensation	Compensation[2,3,4]	Total
Name and Principal Position[9]	Year	($)	($)	($)	($)

J. Brian Patsy[5]	2006	244,519	45,500	9,241	299,260
Chairman of the Board, Chief Executive Officer and President
Paul W. Bridge, Jr.[6]	2006	171,156	19,500	9,393	200,049
Chief Financial Officer, Treasurer and Secretary
William A. Geers[7]	2006	199,500	32,500	9,483	241,483
Vice President Product Development and Chief Operating Officer
Donald E. Vick, Jr.[8]	2006	101,790	9,750	5,385	116,925
Controller and Assistant Treasurer and Assistant Secretary

[1]	Includes amounts contributed by the officers to the Company’s 401(k) plan.

[2]	Does not include perquisites and other personal benefits, the aggregate amount of which with respect to each of the Named Executive Officers does not exceed $10,000 reported for that year.

[3]	Includes the Company’s matching contribution to the 401(K) Plan equal to a 100% match on the first 4% of the employee’s compensation which is available to all employees who participate in the plan.

[4]	Excludes Group Life Insurance, Health Care, Employee Stock Purchase Plan Discounts, Long-term Disability Insurance and similar benefits provided to all employees that do not discriminate in scope, terms or operations in favor of the Named Executive Officers.

[5]	For additional information on Mr. Patsy see Nominees for Election as Directors.

[6]	Mr. Bridge is 63 years old and was appointed Chief Financial Officer in January 2001; prior thereto he served as the Company Controller.

[7]	Mr. Geers is 53 years old and was appointed Chief Operating Officer in December 2004; prior thereto he served as Vice President Product Development.

[8]	Mr. Vick is 43 years old and was appointed Controller in February 2002; prior thereto he served as the Company Assistant Controller.

[9]	All officers serve at the pleasure of the Board of Directors and are appointed annually to their current positions.

Grants of Planned Awards for 2006

No Equity Based Awards were granted to any Named Executive Officer in 2006.

The Named Executive Officers did participate in the Company’s 2006 Non-equity Incentive Compensation Plan, as described in the Compensation Discussion and Analysis and in the above Summary Compensation Table, which pay outs were made in 2006 and no future payments can be made under such awards.

Outstanding Equity Awards at 2006 Fiscal Year End1

The following table sets forth information with respect to the Named Executive Officers Equity Awards outstanding as of January 31, 2007.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option Exercise	Option
	Options (#)	Options (#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date

J. Brian Patsy	—	—	—	—
Paul W. Bridge, Jr.	5,000	—	5.00	8/4/07
	5,000	—	4.75	1/14/08
	7,000	—	2.875	8/6/08
	10,000	—	1.375	5/26/09
	15,000	—	1.50	4/18/10
	15,000	—	0.53	1/7/11
	10,000	—	0.875	2/6/11
	10,000	—	1.95	8/1/13
William A. Geers	15,000	—	5.00	4/30/07
	7,000	—	2.875	8/6/08
	5,000	—	1.375	5/25/09
	15,000	—	1.50	4/19/10
	10,000	—	1.95	8/1/13
	13,334	6,666 [2]	2.61	12/15/14
Donald E. Vick, Jr.	5,000	—	2.875	8/6/08
	10,000	—	1.50	4/19/10
	8,000	—	0.53	1/7/11
	2,500	—	1.95	8/1/13

[1]	The closing market price for one share of Common Stock on January 31, 2007, the end of fiscal year 2006, was $5.64.

[2]	Unexercisable Options will vest on December 14, 2007.

Option Exercises and Stock Vested in 2006

No shares of Common stock were acquired by any Named Executive Officer on exercise of outstanding Option Awards in the Company’s fiscal year 2006. To date, the Company has never issued Stock Awards other than Stock Options to any of the Named Executive Officers.

Directors Compensation

The Company currently pays each of the Independent Directors fees of: (i) an annual retainer of $5,000, (ii) $1,000 for each regularly scheduled Board meeting attended, and (iii) $1,000 per day for each special meeting or committee meeting attended on days when there are no Board meetings. Mr. Patsy is not separately compensated as a member of the Board of Directors. See the Summary Compensation Table for information relating to his compensation as an officer of the corporation.

In order to attract and retain high quality non-employee independent Directors, the Company currently has a policy of granting each independent Director 15,000 Nonqualified Stock Options upon first being appointed or elected to the Board. Incumbent directors are also granted 10,000 Nonqualified Stock Options annually. These options are to be awarded pursuant to the Company’s 2005 Incentive Compensation Plan at an exercise price equal to the closing price on the date the awards are approved by the Board of Directors, vest ratably over a three year period, and terminate 90 days following termination as a Director. The Company believes that the awarding of Stock Options to Directors is a necessary component of their total compensation, including their Directors fees, and as an incentive to work to increase the Company’s operating results and stock price.

One non-employee member of the Board also participates in the Company’s 1996 Non-Employee Directors Stock Option Plan (the “Directors Plan”). Currently, 15,000 options have been granted under the Directors Plan to Dr. Levy. No additional options can be granted under the Directors Plan. The 2005 Plan provides for the granting of non-qualified stock options to directors who are not employees of the Company as noted above. Currently, 20,000 options have been granted under the 2005 Plan to Dr. Levy, 25,000 options to Mr. Phillips, 15,000 options to Mr. Turner and 25,000 options to Mr. VonderBrink.

Directors Compensation in 2006

	Fees Earned
	or Paid in	Option
	Cash	Awards	Total
Name	($)	($)	($)

Richard C. Levy, M.D.	15,000	10,275	25,275
Jonathan R. Phillips	16,000	10,275	26,275
Andrew L. Turner	5,500	2,360	7,860
Edward J. VonderBrink	16,000	10,275	26,275
J. Brian Patsy	—	—	—

[1]	During the 2006 fiscal year the Directors were awarded the following Stock Options: Richard C. Levy, M.D., 10,000 Options; Jonathan R. Phillips, 10,000 Options; Andrew L. Turner, 15,000 Options; and Edward J. VonderBrink, 10,000 Options. The aggregate grant date fair value of the option awards computed in accordance with Statement of Financial Accounting Standard 123(R) for Dr. Levy, Mr. Phillips and Mr. VonderBrink amounted to $41,100, respectively, and for Mr. Turner, $25,500. The amounts included in the table above reflect the pro rata amount of the grant date fair value recognized in the financial statements of the Company ratable over the period in which the options vest.

As of January 31, 2007, the end of the Fiscal year, the Directors had been awarded, in the aggregate and have outstanding, the following Stock Options: Richard C. Levy, M.D., 35,000 Options; Jonathan R. Phillips, 25,000 Options; Andrew L. Turner, 15,000 Options; and Edward J. VonderBrink, 25,000 Options.

The Company also has entered into indemnification agreements with each of its directors. Each indemnification agreements provides that the Company will indemnify the covered individual to the full extent permitted by Delaware law. The indemnification agreement also requires the Company to maintain directors and officers insurance coverage substantially equivalent to the Company’s current coverage of $7 million, provided that the costs of maintaining such insurance becomes substantially disproportionate to the coverage obtained and that such insurance is reasonably available to the Company.

The Company has provided liability insurance for its directors and officers since 1996. The current policies expire on April 26, 2007. The annual cost of this coverage is approximately $86,200. Upon expiration, the current policies will be renewed or replaced with at least equivalent coverage.

Compensation Committee Interlocks and Insider Participation

The following non-employee independent directors serve on the Compensation Committee: Jonathan R. Phillips Richard C. Levy, M.D. Andrew L. Turner and Edward J. VonderBrink. No member of the Compensation Committee is or was an officer or employee of the Company or the subsidiary of the Company. No director or Named Executive Officer of the Company serves on any board of directors or compensation committee that compensates any member of the Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS,
AND CERTAIN CONTROL PERSONS

The Code of Conduct of the Company requires that Directors, officers, employees and contractors of Streamline Health have a duty of loyalty to the Company and must avoid any actual or apparent conflict of interest, including related party transactions. A conflict situation can arise when a director, officer, employee or contractor takes actions or has interest that may make it difficult to perform their work objectively and effectively. A conflict of interest may also arise when a member of his or her family, receives improper personal benefits as a result of their position with the Company. If such situation arises, the individual must immediately report the circumstances to the Chief Financial Officer, who in turn must immediately report any such circumstance involving a director or officer to the Board of Directors. The Company is not aware of any related party transactions. Should there be a need for the Company to enter into a related party transaction, as defined under item 404(a) of Regulation S-K, the full Board of Directors would review and approve such proposed transaction in advance of entering into a related party transaction. Should the transaction involve a Board member, such Board member would excuse himself from the discussion and vote on such matter. The Code of Conduct is available on the Company’s web site at http//www.streamlinehealth.net.

AUDIT COMMITTEE REPORT

The Audit Committee, which operates under a Charter approved by the Board of Directors which can be found at the Company’s web site at www.streamlinehealth.net, oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements that are included in the Annual Report on Form 10-K with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee is comprised of the four independent non-employee directors of the Company and held two meetings during fiscal year 2006. The Audit Committee also met as part of the whole Board of Directors to review each of the Company’s quarterly and annual financial statements filed on Form 10-Q or Form 10-K with management, prior to the filing of those reports with the Securities and Exchange Commission. The Committee reviewed with Ernst & Young LLP, the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In particular, the Committee has discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standard No. 61 (Communications with Audit Committees) and the required communications required by the Sarbanes-Oxley Act.

Ernst & Young LLP also provided to the Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed the independent public accounting firms’ independence with the auditors themselves.

The Committee discussed with the Company’s independent public accounting firm the overall scope and plans for their audit. The Committee meets with the independent public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2007 as filed with the Securities and Exchange Commission. The Committee has selected Ernst & Young LLP as the Company’s independent public accounting firm for fiscal year 2007.

In addition, the Audit Committee preapproved the payment of up to $116,000 in audit fees for the above audit and an additional payment of up to $36,400 for tax fees that includes the preparation and review of various tax returns required to be filed by the Company and $45,000 for consulting services relating to compliance with the provisions of the Financial Accounting Standards Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes and other miscellaneous tax consulting services. It is the policy of the Audit Committee to preapprove all services provided by Ernst & Young LLP. The Committee also concluded that Ernst & Young LLP’s provision of non-audit services, as described above, to The Company is compatible with Ernst & Young LLP’s independence.

In connection with the audit of the fiscal year 2006 financial statements, The Company entered into an audit engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP would perform the audit services for The Company. That agreement, which was similar to past engagement letters, is subject to alternative dispute resolution procedures and an exclusion of punitive damages. The Audit Committee has determined that the terms and conditions of the Ernst & Young LLP audit engagement agreement are similar to the other three largest registered public accounting firms, and a common business practice between companies and their audit firms. Although the provisions of the audit engagement agreement limits the ability of the company should a dispute arise, the Company does not believe that such provisions limit the ability of investors to seek redress from the firm.

The Audit Committee

Edward J. VonderBrink, Chairman
Richard C. Levy, M.D.
Jonathan R. Phillips
Andrew L. Turner

OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the headings “Compensation Committee Report” and “Audit Committee Report” is not, and should not be deemed to be, incorporated by reference into any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate by reference other Securities and Exchange Commission filings made by the Company, in whole or in part, including this Proxy Statement.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than 10% of Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received, the Company believes that with respect to the fiscal year ended January 31, 2007 all the Reporting Persons complied with all applicable filing requirements.

INDEPENDENT PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the independent public accounting firm of the Company for the fiscal year ended January 31, 2007. The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent public accounting firm for the fiscal year ending January 31, 2008. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

The following table sets forth the aggregate fees for the Company for the fiscal years 2006 and 2005 for audit and other services approved by the Audit Committee to be provided by The Company’s accounting firm, Ernst & Young LLP.

	2006	2005

Audit Fees	$116,000	$109,000
Audit-Related Fees	—	—
Tax Fees	36,400	35,000
All Other Fees	45,000	—

Total Fees	$197,400	$144,000

The Company has engaged Ernst & Young LLP to provide tax consulting and compliance services and consulting services regarding the internal control audit related requirements of the Sarbanes-Oxley Act, in addition to the audit of the financial statements. The Company’s Audit Committee has considered whether the provision of the tax services is compatible with maintaining the independence of Ernst & Young LLP. All fees paid to Ernst & Young LLP are preapproved by the Audit Committee of the Board of Directors.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. No stockholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. As to any business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007, as filed with the Securities and Exchange Commission, will be mailed without charge to all stockholders upon request. Requests for reports should be addressed to: Investor Relations, Streamline Health Solutions, Inc., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242-4716. The Form 10-K includes certain exhibits. Copies of the exhibits will be provided only upon receipt of payment covering the Company’s reasonable expenses for such copies. The Form 10-K and exhibits may also be obtained from the Company’s web site, http://www.streamlinehealth.net on the “Financial” page, or directly from the Securities and Exchange Commission web site, http://www.sec.gov/cgi-bin/srch-edgar.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholder proposals intended for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s 2008 annual meeting of stockholders must be received by the Company not later than December 31, 2007. Such proposals should be sent to the Corporate Secretary, Streamline Health Solutions, Inc., 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242-4716. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission, including Rule 14a-8 of the Securities and Exchange Act of 1934. Any stockholder who intends to propose any other matter to be acted upon at the 2008 annual meeting of Stockholders must inform the Company no later than March 10, 2008. If notice is not provided by that date, the persons named in the Company’s proxy for the 2008 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2008 annual meeting.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

By Order of the Board of Directors,

Paul W. Bridge, Jr.
Chief Financial Officer and Secretary
Cincinnati, Ohio
April 7, 2007

Streamline Health Solutions, Inc.
10200 Alliance Road, Suite 200	This Proxy is solicited on behalf of
Cincinnati, Ohio 45242-4716	the Board of Directors of the Company
PROXY
     The undersigned hereby appoints J. Brian Patsy and Richard C. Levy, M.D. and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of the Common Stock of Streamline Health Solutions, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 23, 2007, at 9:30 a.m., and at any adjournment thereof.

1.	ELECTION OF DIRECTORS: J. BRIAN PATSY, JONATHAN R. PHILLIPS, RICHARD C. LEVY, M.D., ANDREW L. TURNER AND EDWARD J. VONDERBRINK.

		FOR all nominees listed above (except as marked below)		WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.)

.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.
(continued on other side)

     The undersigned acknowledges having received from Streamline Health Solutions, Inc., prior to the execution of this Proxy, a Notice of Annual Meeting, a Proxy Statement, and an Annual Report.
     Please sign exactly as your name appears below. When shares are held as joint tenants, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated: ______________________________________, 2007

[STOCKHOLDER NAME AND ADDRESS]	[STOCKHOLDER NAME AND NUMBER OF SHARES]

(Signature)

(Signature if held jointly)

Please mark, sign, date, and return the Proxy promptly using the enclosed envelope.

REVOCABLE PROXY